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                                                                 Exhibit 5(a)(1)

                               LETTER AGREEMENT

February 8, 1999


Russell Fund Distributors, Inc.
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Introductory Section 1 of the Distribution Agreement between Russell Insurance Funds and Russell Fund Distributors, Inc., dated January 1, 1999, the Russell Insurance Funds advises you that it is creating a new fund to be named the Real Estate Securities Fund (the "Fund") and that the Fund desires for Russell Fund Distributors, Inc. to serve as Distributor with respect to the Fund pursuant to the terms and conditions of the Distribution Agreement. The fees to be charged the Fund in return for the Distributor's services are the same as in the Distribution Agreement.

Please indicate your acceptance to act as Distributor to the Real Estate Securities Fund by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

RUSSELL INSURANCE FUNDS


By:/s/ Lynn L. Anderson
   --------------------
   Lynn L. Anderson
   President


Accepted this 8th day of February 1999

RUSSELL FUND DISTRIBUTORS, INC.


By: /s/ Eric A Russell
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Its: President
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